UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

______________________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 20, 2006

Structured Products Corp.

on behalf of

CorTS Trust for Allstate Financing II

(Exact name of registrant as specified in its charter)

Delaware	001-32087	13-3692801
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification Number)

388 Greenwich Street New York, New York	10013	(212) 816-7496
(Address of principal executive offices)	(Zip Code)	(Registrant's telephone number including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17CFR 240.13e-4(c))

Section 8 - Other Events

Item 8.01 Other Events.

Structured Products Corp., the registrant hereunder, acts as depositor of the CorTS Trust for Allstate Financing II, Corporate-Backed Trust Securities (the "Trust"). U.S. Bank National Association, in its capacity as Trustee, has received notice that Allstate Financing II has elected to redeem the term assets of the trust on December 1, 2006 (the “Redemption Date”) at 103.915%. If the Trustee receives the redemption payment on the Redemption Date, then the Certificates issued by the CorTS Trust for Allstate Financing II will be redeemed in full on the Redemption Date at a price of $26.542784 per Certificate. On December 1, 2006, interest on the certificates will be paid to holders of record in the usual manner. No interest will accrue on the Certificates after the Redemption Date. If the Trustee does not receive the redemption payment, then Certificates referenced in the redemption notice will not be redeemed. Any capitalized terms used herein and not otherwise defined herein have the definition given to them in the documents pursuant to which the Trust is governed.

Underlying Securities Issuer(s) or Guarantor, or successor thereto	Exchange Act File Number
The AllState Corporation	001-11840

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

By: /s/ John W. Dickey

Name: John W. Dickey
Title: Authorized Signatory

November 20, 2006